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                                                                EXHIBIT 10.31-04

EMPLOYMENT AGREEMENT DATED AS OF MAY 16, 2001 BETWEEN THE COMPANY
AND ROBERT F. MECREDY

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

                  This Confidential Separation Agreement and General Release (this "Agreement") is entered into as of May 16, 2001 (the "Effective Date") between FATS, Inc., a Delaware corporation (the "Company"), and Robert F. Mecredy (the "Executive").

                  WHEREAS, the Company is the operating subsidiary of Firearms Training Systems, Inc., a Delaware corporation (the "Parent");

                  WHEREAS, the Executive currently serves as President and Chief Executive Officer of the Company and the Parent and as a member of the Board of Directors of the Company and the Parent; and

                  WHEREAS, the Company and the Executive desire to set forth herein their mutual agreement with respect to all matters relating to the Executive's resignation and cessation of employment with the Company and its affiliates and the Executive's release of claims upon the terms set forth herein.

                  NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

Resignation; Termination of Employment. The Executive hereby resigns as President and Chief Executive Officer and as a member of the Board of Directors of the Company, the Parent and all subsidiaries of the Company and the Parent, and from all other positions (if any) with the Company, the Parent and their respective subsidiaries and affiliates as of the Effective Date. The Executive shall continue to be employed by the Company for the period commencing on the Effective Date and ending on the date which is 60 days thereafter (the "Employment Termination Date"), at which time the Executive shall cease to be an employee of, or have any other position with, the Company, its subsidiaries, the Parent or their affiliates. During such 60-day period of continued employment, the Executive shall assist in the transition of his duties and responsibilities to a new management team, assist in the maintenance of the Company's customer relationships and perform such other duties as the Chairman of the Board of Directors of the Parent (the "Chairman") may reasonably assign to the Executive. The Executive shall devote such time, if any, to the foregoing duties as the Chairman shall reasonably request. In exchange for his services during this 60-day period, the Company shall pay to the Executive an aggregate amount equal to $12,500, payable in installments in accordance with the Company's regular payroll procedures, and the Executive shall continue to participate in those employee benefit plans and programs of the Company in which he participated immediately prior to the Effective Date.

Payment of Accrued Amounts. The Company shall pay to the Executive within 10 days following the Employment Termination Date all amounts due to the Executive for salary accrued for services rendered through the Employment Termination Date and an amount equal to $61,854.26 for accrued and unused vacation as of the Employment Termination Date.

Bonus Payment. The Company shall on or before May 31, 2001 pay to the Executive an incentive bonus in the amount of $50,000 for services performed during the Company's fiscal year ended March 31, 2001.

Separation Payments. Provided that the Executive complies with the covenants contained in Sections 9, 10, 11, 12 and 13 hereof, the Company shall pay to the Executive an amount equal to $200,000, payable in substantially equal bi-weekly installments during the 24-month period immediately following the Employment Termination Date.

Additional Payment. Provided that the Executive remains employed with the Company through the Employment Termination Date and the Executive executes a general release in the form of Exhibit A hereto (the "Release") on or promptly following the Employment Termination Date and has not revoked the Release, the Company shall pay to the Executive, not less than eight and no more than 15 days following the date of the Executive's execution of the Release, a lump sum cash amount equal to $37,500.

Federal and State Withholding. The Company shall deduct from the amounts payable to the Executive pursuant to Sections 2, 3, 4 and 5 hereof the amount of all required federal and state withholding taxes in accordance with the Executive's Form W-4 on file with the Company and all applicable social security taxes.

Stock Options. The treatment of all stock options granted to the Executive which shall be outstanding on the Employment Termination Date, including, but not limited to, the vesting, exercisability and termination thereof, shall be governed by the terms of the stock option plans and stock option agreements pursuant to which such options were granted to the Executive; provided, however, that the Parent and the Executive shall prior to the Employment Termination Date enter into (i) an amendment in the form of Exhibit B hereto to the Stock Option Agreement, Series F, dated as of April 1, 2000, representing a non-qualified option to purchase 240,000 shares of the Parent's Class A Common Stock at an exercise price of $0.50 per share and (ii) an amendment in the form of Exhibit C hereto to the Stock Option Agreement, Series H, dated as of April 1, 2000, representing a non-qualified option to purchase 240,000 shares of the Parent's Class A Common Stock at an exercise price of $0.01 per share.

Employee Benefits. As of the Employment Termination Date, the Executive shall be entitled to those employee benefits, if any, as may be provided under the terms and conditions of the applicable employee benefit plans and programs of the Company. Pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), the Executive may elect to continue coverage for the Executive and his dependents under the Company's medical and dental plans for a period of up to 18 months following the Executive's termination of employment or as otherwise provided by COBRA. Provided that the Executive timely elects continuation of coverage under COBRA, the Company will pay or reimburse the Executive for the full cost of such coverage.

Noncompetition; Nonsolicitation. (a) General. The Executive acknowledges that in the course of the Executive's employment with the Company the Executive has become familiar with trade secrets and other confidential information concerning the Company, its subsidiaries and the Parent and that the Executive's services have been of special, unique and extraordinary value to the Company, its subsidiaries and the Parent.

                  (b) Noncompetition. The Executive agrees that during the period of the Executive's employment with the Company, the period during which the Executive is receiving payments from the Company pursuant to Section 4 hereof, and for a period of one year thereafter, the Executive shall not assist, seek to acquire or assist others in seeking to acquire an interest in, Advanced Interactive Systems (AIS), ECC International Corp. (ECC), Israeli Electronic Systems (IES) or Thales Training and Simulation, or their respective subsidiaries or

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affiliates, or the successors thereof, whether as an officer, director, employee, stockholder, partner, investor, consultant, advisor, agent or in any other capacity, in engaging in or being engaged in, or bidding or competing for the opportunity to bid for, the design, development, manufacture, sale or other distribution of interactive small arms training simulation systems for military and law enforcement training with respect to any of the following products:

                  (i) Small arms marksmanship and gunnery training products for handguns, rifles, light and heavy machine guns, anti-armor weapons and fire fighting simulation.

                  (ii) Tactical and judgmental training products for tactical training for individuals, teams, crews and squads of trainees using Distributed Interactive Simulation/High Level Architecture (DIS/HLA) compatible platforms in connection with the training of dismounted or mounted personnel in basic through advanced infantry and mechanized tactics.

                  (iii) Indirect fire training products, including, without limitation, simulated mortars, binoculars and laser range finders.

                  (c) Nonsolicitation. The Executive further agrees that during the period of the Executive's employment with the Company, the period during which the Executive is receiving payments from the Company pursuant to
Section 4 hereof, and for a period of one year thereafter, the Executive shall not (i) in any manner, directly or indirectly, induce or attempt to induce any employee of the Company, any of its subsidiaries or the Parent to terminate or abandon his or her employment for any purpose whatsoever or (ii) in connection with any business to which Section 9(b) applies, call on, service, solicit or otherwise do business with any customer of the Company, any of its subsidiaries or the Parent; provided, however, the Executive may solicit business with any customer of the Company, any of its subsidiaries or the Parent to the extent that such business is unrelated to the business conducted or contemplated being conducted between the Company, its subsidiaries or the Parent and their customers.

                  (d) Exceptions. Nothing in this Section 9 shall prohibit the Executive from being (i) a stockholder in a mutual fund or a diversified investment company or (ii) an owner of not more than two percent of the outstanding stock of any class of a corporation, any securities of which are publicly traded, so long as the Executive has no active participation in the business of such corporation.

                  (e)      Reformation. If, at any time of enforcement of this
Section 9, a court or an arbitrator holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court or arbitrator shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. This Agreement shall not authorize a court or arbitrator to increase or broaden any of the restrictions in this Section 9.

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Nondisparagement. The Executive agrees that during the Executive's employment with the Company and thereafter, the Executive shall not directly (or through any other person or entity) make any public or private statements (whether oral or in writing) that are derogatory or damaging to the Company, any of its subsidiaries or the Parent, including, but not limited to, its businesses, activities, operations, affairs, reputation or prospects or any of their officers, employees, or current or former directors or shareholders. The Company also agrees that during the Executive's employment with the Company and thereafter, the Company shall not at any time make any defamatory public or private statements, whether oral or in writing, concerning the Executive. Except for confirming the Executive's dates of employment and job title or as otherwise required by any law, regulation or order of any court or regulatory commission, department or agency, the Company shall respond to any inquiry regarding the Executive's cessation of employment with the Company in a manner which is in substantial conformity with the letter of resignation dated the date hereof from the Executive to the Company. Promptly following the execution of this Agreement, the Company and the Executive agree that the Company shall issue a press release substantially in the form of Exhibit D hereto.

Confidentiality. The Executive shall not, at any time during the Executive's employment with the Company or thereafter, make use of or disclose, directly or indirectly, any (i) trade secret or other confidential or secret information of the Company, any of its subsidiaries or the Parent or (ii) other technical, business, proprietary or financial information of the Company, any of its subsidiaries or the Parent not available to the public generally ("Confidential Information"), except to the extent that such Confidential Information (a) becomes a matter of public record or is published in a newspaper, magazine or other periodical or on electronic or other media available to the general public, other than as a result of any act or omission of the Executive, (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency, provided that the Executive gives prompt notice of such requirement to the Company to enable the Company to seek an appropriate protective order, or (c) is required to be used or disclosed by the Executive to perform properly the Executive's duties under this Agreement. Within five days following the Employment Termination Date, the Executive shall surrender to the Company all records, memoranda, notes, plans, reports, computer tapes and software and other documents and data which constitute Confidential Information which the Executive may then possess or have under the Executive's control (together with all copies thereof).

Standstill. The Executive hereby agrees that, unless specifically requested in writing in advance by the Chairman, the Executive will not at any time during the period of the Executive's employment with the Company, the period during which the Executive is receiving payments from the Company pursuant to Section 4 hereof, and for a period of three years thereafter (and the Executive will not at any time during such period assist or encourage others to) participate, directly or indirectly in any activity that, if consummated, would result in a Change in Control of the Parent. For purposes of this Section 12, a Change in Control of the Parent shall mean (a) any sale or other disposition of all or substantially all of the assets of the Parent, (b) any acquisition of more than 40% of the then outstanding shares of common stock of the Parent, (c) any merger in which the existing stockholders of the Parent fail to own 50% or more of the corporation resulting from such merger or (d) any change in the membership of the Board of Directors of the Parent (the "Board") such that the individuals who, as of the date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Parent subsequent to the date of this Agreement whose election, or nomination for election by the Parent's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Parent as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other actual or threatened solicitation of proxies or consents by or on behalf of any individual, entity or group, including any "person" within the meaning of Section 13(d) of the Exchange Act, other than the Board shall be deemed a member of the Incumbent Board.

Inventions. The Executive agrees to disclose fully and promptly to the Company in writing, upon the Company's request, all discoveries and improvements, patentable or otherwise, trade secrets and ideas, writings and copyrightable material which may be conceived by the Executive or developed or acquired by the Executive during the Executive's employment with the Company or the six-month period following the Employment Termination Date and which may pertain directly or indirectly to the business of the Company, any of its subsidiaries or the Parent (collectively, "Inventions"). All Inventions shall constitute works made for hire owned by the Company and shall be the exclusive property of the Company. To the extent any Invention does not constitute a work made for hire, the Executive hereby assigns to the Company, without further consideration, the Executive's entire right, title and interest in and to such Invention, under patent, copyright, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law. The Executive shall, upon the Company's request, execute, acknowledge and deliver to the Company all instruments and do all other acts which are necessary or in the Company's opinion desirable to evidence more fully transfer of ownership of any Invention to the Company, or to enable the Company, any of its subsidiaries or the Parent, to file and prosecute applications for, and to acquire, maintain and enforce, all patents, trademarks and copyrights in all countries.

Scope of Covenants; Remedies. The following provisions shall apply to the covenants of the Executive contained in Sections 9, 10, 11, 12 and 13 hereof:

                  (a) without limiting the right of the Company to pursue all other legal and equitable remedies available for violation by the Executive of the covenants contained in Sections 9, 10, 11, 12 and 13 hereof, it is expressly agreed by the Executive and the Company that such other remedies cannot fully compensate the Company for any such violation and that the Company shall be entitled to a restraining order and injunctive relief to prevent any such violation or any continuing violation thereof; and

                  (b) the Executive agrees that he will submit himself to the personal jurisdiction of the courts of the State of Delaware in any action by the Company to enforce an arbitration award against him or to obtain injunctive or other relief.

General Release. The Executive, on behalf of himself and anyone claiming through him, hereby agrees not to sue the Company or the Parent or any of their divisions, subsidiaries, affiliates or other related entities of the above specified entities (whether or not such entities are wholly owned) or any of the past, present or future directors, officers, administrators, trustees, fiduciaries, employees, agents, attorneys or shareholders of the Company, the Parent or any of such other entities, or the predecessors, successors or assigns of any of them (hereinafter referred to as the "Released Parties"), and agrees to release and discharge, fully, finally and forever, the Released Parties from any and all claims, causes of action, lawsuits, liabilities, debts, accounts, covenants, contracts, controversies, agreements, promises, sums of money, damages, judgments and demands of any nature whatsoever, in law or in equity, both known and unknown, asserted or not asserted, foreseen or unforeseen, which the Executive ever had or may presently have against any of the Released Parties arising from the beginning of time up to and including the effective date of this Agreement, including, without limitation, all matters in any way related to the Executive's employment by the Company, the terms and conditions thereof, any failure to promote the Executive and the termination or cessation of the Executive's employment with the Company, and including, without limitation, any and all claims arising under the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act, the Older Workers' Benefit Protection Act, the Family and Medical Leave Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, the Georgia Minimum Wage Law, the Georgia Common Day of Rest Act, the Georgia Equal Employment for Persons with Disabilities Code, the Georgia Equal Pay for Equal Work Act, the Georgia law governing wage payment (O.C.G.A. 34-7-1, et seq.), the Georgia law prohibiting discrimination based on age (O.C.G.A. 34-1-2), the

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Georgia law governing safety in the workplace (O.C.G.A. 34-2-10) or any other federal, state, local or foreign statute, regulation, ordinance or order, or pursuant to any common law doctrine; provided, however, that nothing contained in this Section 15 (i) shall apply to, or release the Company from, any obligation of the Company contained in this Agreement or any vested or accrued benefit pursuant to any employee benefit plan of the Company, or (ii) shall apply to, or release the Parent from, any obligation of the Parent contained in the stock option agreements between the Parent and the Executive. The consideration offered herein is accepted by the Executive as being in full accord, satisfaction, compromise and settlement of any and all claims or potential claims, and the Executive expressly agrees that he is not entitled to, and shall not receive, any further recovery of any kind from the Company or any of the other Released Parties, and that in the event of any further proceedings whatsoever based upon any matter released herein, neither the Company nor any of the other Released Parties shall have any further monetary or other obligation of any kind to the Executive, including any obligation for any costs, expenses or attorneys' fees incurred by or on behalf of the Executive. The Executive agrees that he has no present or future right to employment with the Company or any of the other Released Parties and that he will not apply for or otherwise seek employment with any of them.

                  16. Authority. The Executive expressly represents and warrants that he is the sole owner of the actual and alleged claims, demands, rights, causes of action and other matters that are released herein; that the same have not been transferred or assigned or caused to be transferred or assigned to any other person, firm, corporation or other legal entity; and that he has the full right and power to grant, execute and deliver the general release, undertakings and agreements contained herein.

                  17. Indemnification of Executive. (a) The Company agrees that the limitation of liability now existing in favor of the Executive contained in Article Eleventh of the Parent's Restated Certificate of Incorporation and all rights to indemnification now existing in favor of the Executive contained in Article Eleventh of the Parent's Restated Certificate of Incorporation and in Article VI of the Parent's By-laws, in each case as in effect on the date hereof, shall not be amended in any manner that would adversely affect the rights of the Executive, unless such amendment is required by law.

                  (b) Pursuant to the rights to indemnification referred to in
Section 17(a) hereof, the Company agrees to indemnify and hold harmless the Executive and his legal representatives and successors to the fullest extent permitted by the laws of the State of Delaware with respect to any claim arising at any time out of any event, action or omission related to or in connection with the Executive having been a director, officer or employee of the Company or having served as a director or officer of another corporation or other organization at the request of the Company. This indemnification shall continue in full force and effect for a period of not less than the duration of all statutes of limitations applicable to such matters (or in the case of events, actions or omissions giving rise to matters which have not been resolved prior to the expiration of such period, until such matters are finally resolved). Without limiting the foregoing, the Company shall periodically advance all reasonable expenses (including reasonable attorneys' and paralegals' fees and other costs and expenses) as incurred with respect to the foregoing to the fullest extent permitted by the laws of the State of Delaware. The Executive shall not unreasonably withhold his consent to the settlement of any claim for which he is entitled to be fully indemnified hereunder. To the extent that the Company shall maintain in effect a policy of directors' and officers' liability insurance, the Executive shall be covered by such policy for his actions or omissions as a director or officer in accordance with the terms of such policy to the maximum extent of coverage provided for any other director or officer of the Company, subject to policy exceptions applicable to directors and officers generally.

                  18. Reimbursement of Legal Expenses. The Company shall reimburse the Executive, up to a maximum of $5,000, for legal fees and expenses incurred by the Executive in connection with the negotiation and preparation of this Agreement.

                  19. Arbitration. Except as provided in Section 14(a) hereof, any dispute or controversy between the Company and the Executive, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration in the State of Delaware, administered by the American Arbitration Association, with any such dispute or controversy arising under this Agreement being so administered in accordance with its Commercial Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Executive. The Company and the Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.

                  20. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by the Executive and by his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. In the event of the death of the Executive while any amounts are payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons designated in writing by the Executive to receive such amounts or, if no person is so designated, to the Executive's estate.

                  21. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given by a party hereto when delivered personally or by overnight courier or five days after deposit in the United States mail, postage prepaid to the following address of the other party hereto (or to such other address of such other party as shall be furnished in accordance herewith):

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                  If to the Company, to:

                           FATS, Inc.
                           7340 McGinnis Ferry Road
                           Suwanee, Georgia 30174
                           Attention: Chairman of the Board of Directors of
                                      Firearms Training Systems, Inc

                  With a copy to:

                           Michael S. Sigal, Esq.
                           Sidley Austin Brown & Wood
                           Bank One Plaza
                           10 South Dearborn Street
                           Chicago, Illinois 60603

                  If to the Executive, to:

                           Robert F. Mecredy
                           1545 Lockridge Drive
                           Cumming, GA  30141

                  With a copy to:

                           Harry J. Winograd, Esq.
                           Bodker, Ramsey & Andrews
                           1800 Peachtree Street, N.W.
                           Suite 615
                           Atlanta, Georgia 30309

                  22. Governing Law; Validity. The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the principle of conflicts of laws.


                  23. Entire Agreement. This Agreement, and the agreements referenced herein, constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof, including, but not limited to, the Employment Agreement, dated November 1, 2000, entered into by and between the Company and the Executive.

                  24. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                  25. Miscellaneous. No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and executed by the Executive and by a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by the Executive or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right which the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                  26. No Admission. Nothing in this Agreement or the Release is intended to, or shall be construed as, an admission by the Company or any of the other Released Parties that it violated any law, interfered with any right, breached any obligation or otherwise engaged in any improper or illegal conduct with respect to the Executive or otherwise. The Company, for itself and the other Released Parties, hereby expressly denies any such illegal or wrongful conduct

                  27. ACKNOWLEDGMENT BY EXECUTIVE. BY EXECUTING THIS AGREEMENT, THE EXECUTIVE EXPRESSLY ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT CAREFULLY, THAT HE FULLY UNDERSTANDS ITS TERMS AND CONDITIONS, THAT HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT, THAT HE HAS BEEN ADVISED THAT HE HAS 21 DAYS WITHIN WHICH TO DECIDE WHETHER OR NOT TO EXECUTE THIS AGREEMENT AND THAT HE INTENDS TO BE LEGALLY BOUND BY IT. DURING A PERIOD OF SEVEN DAYS FOLLOWING THE DATE OF HIS EXECUTION OF THIS AGREEMENT, THE EXECUTIVE SHALL HAVE THE RIGHT TO REVOKE THE RELEASE CONTAINED IN SECTION 15 OF THIS AGREEMENT OF CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT BY SERVING WITHIN SUCH PERIOD WRITTEN NOTICE OF REVOCATION. IF THE EXECUTIVE EXERCISES HIS RIGHTS UNDER THE PRECEDING SENTENCE, HE SHALL FORFEIT THE AMOUNT PAYABLE TO HIM PURSUANT TO SECTION 5 OF THIS AGREEMENT.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer of the Company and the Executive has executed this Agreement as of the day and year first above written.



                                       FATS, INC.



                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------



                                       ROBERT F. MECREDY



                                       -----------------------------------------

EXHIBIT A

GENERAL RELEASE

                  This General Release (this "Release") is executed by Robert F. Mecredy (the "Executive") pursuant to Section 5 of the Confidential Separation Agreement and General Release dated as of May 16, 2001 (the "Separation Agreement") between FATS, Inc., a Delaware corporation (the "Company"), and the Executive.

                  WHEREAS, the Executive's employment with the Company is terminating;

                  WHEREAS, the Company and the Executive intend that the terms and conditions of the Separation Agreement and this Release shall govern all issues related to the Executive's employment and termination of employment with the Company;

                  WHEREAS, the Executive has had 21 days to consider the form of this Release;

                  WHEREAS, the Company advised the Executive in writing to consult with an attorney before signing this Release;

                  WHEREAS, the Executive acknowledges that the consideration to be provided to the Executive under the Separation Agreement is sufficient to support this Release; and

                  WHEREAS, the Executive understands that the Company regards the representations by the Executive in the Separation Agreement and this Release as material and that the Company is relying on such representations in paying amounts to the Executive pursuant to the Separation Agreement.

                  THE EXECUTIVE THEREFORE AGREES AS FOLLOWS:

                  1. The Executive's employment with the Company shall terminate on July 15, 2001, and the Executive shall receive the termination payments set forth in Sections 4 and 5 of the Separation Agreement and the benefits set forth in Section 8 of the Separation Agreement in accordance with the terms and subject to the conditions thereof.

                  2. The Executive, on behalf of himself and anyone claiming through him, hereby agrees not to sue the Company or Firearms Training Systems, Inc. or any of their divisions, subsidiaries, affiliates or other related entities of the above specified entities (whether or not such entities are wholly owned) or any of the past, present or future directors, officers, administrators, trustees, fiduciaries, employees, agents, attorneys or shareholders of the Company or Firearms Training Systems, Inc. or any of such other entities, or the predecessors, successors or assigns of any of them (hereinafter referred to as the "Released Parties"), and agrees to release and discharge, fully, finally and forever, the Released Parties from any and all claims, causes of action, lawsuits, liabilities, debts, accounts, covenants, contracts, controversies, agreements, promises, sums of money, damages, judgments and demands of any nature whatsoever, in law or in equity, both known and unknown, asserted or not asserted, foreseen or unforeseen, which the Executive ever had or may presently have against any of the Released Parties arising from the beginning of time up to and including the effective date of this Release, including, without limitation, all matters in any way related to the Executive's employment by the Company, the terms and conditions thereof, any failure to promote the Executive and the termination or cessation of the Executive's employment with the Company, and including, without limitation, any and all claims arising under the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act, the Older Workers' Benefit Protection Act, the Family and Medical Leave Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, the Georgia Minimum Wage Law, the Georgia Common Day of Rest Act, the Georgia Equal Employment for Persons with Disabilities Code, the Georgia Equal Pay for Equal Work Act, the Georgia law governing wage payment (O.C.G.A. 34-7-1, et seq.), the Georgia law prohibiting discrimination based on age (O.C.G.A. 34-1-2), the Georgia law governing safety in the workplace (O.C.G.A. 34-2-10) or any other federal, state, local or foreign statute, regulation, ordinance or order, or pursuant to any common law doctrine; provided, however, that nothing contained in this Release (i) shall apply to, or release the Company from, any obligation of the Company contained in the Separation Agreement or any vested or accrued benefit pursuant to any employee benefit plan of the Company, or (ii) shall apply to, or release the Parent from, any obligation of the Parent contained in the stock option agreements between the Parent and the Executive. The consideration offered in the Separation Agreement is accepted by the Executive as being in full accord, satisfaction, compromise and settlement of any and all claims or potential claims, and the Executive expressly agrees that he is not entitled to, and shall not receive, any further recovery of any kind from the Company or any of the other Released Parties, and that in the event of any further proceedings whatsoever based upon any matter released herein, neither the Company nor any of the other Released Parties shall have any further monetary or other obligation of any kind to the Executive, including any obligation for any costs, expenses or attorneys' fees incurred by or on behalf of the Executive. The Executive agrees that he has no present or future right to employment with the Company or any of the other Released Parties and that he will not apply for or otherwise seek employment with any of them.

                  3. The Executive expressly represents and warrants that he is the sole owner of the actual and alleged claims, demands, rights, causes of action and other matters that are released herein; that the same have not been transferred or assigned or caused to be transferred or assigned to any other person, firm, corporation or other legal entity; and that he has the full right and power to grant, execute and deliver the general release, undertakings and agreements contained herein.

                  4. ACKNOWLEDGMENT BY EXECUTIVE. BY EXECUTING THIS RELEASE, THE EXECUTIVE EXPRESSLY ACKNOWLEDGES THAT HE HAS READ THIS RELEASE CAREFULLY, THAT HE FULLY UNDERSTANDS ITS TERMS AND CONDITIONS, THAT HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE, THAT HE HAS BEEN ADVISED THAT HE HAS 21 DAYS WITHIN WHICH TO DECIDE WHETHER OR NOT TO EXECUTE THIS RELEASE AND THAT HE INTENDS TO BE LEGALLY BOUND BY IT. DURING A PERIOD OF SEVEN DAYS FOLLOWING THE DATE OF HIS EXECUTION OF THIS RELEASE, THE EXECUTIVE SHALL HAVE THE RIGHT TO REVOKE THE RELEASE OF CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT BY SERVING WITHIN SUCH PERIOD WRITTEN NOTICE OF REVOCATION. IF THE EXECUTIVE EXERCISES HIS RIGHTS UNDER THE PRECEDING SENTENCE, HE SHALL FORFEIT THE AMOUNT PAYABLE TO HIM PURSUANT TO SECTION 5 OF THE SEPARATION AGREEMENT.

                  5. The Separation Agreement and this Release constitute the entire understanding between the parties. The Executive has not relied on any oral statements that are not included in the Separation Agreement or this Release.

                  6. This Release shall be construed, interpreted and applied in accordance with the internal laws of the State of Delaware without regard to the principle of conflicts of laws.



                                       EXECUTIVE



                                       -----------------------------------------
                                       Robert F. Mecredy



                                       Date:
                                            ------------------------------------

EXHIBIT B

FIRST AMENDMENT TO THE
FIREARMS TRAINING SYSTEMS, INC. STOCK OPTION AGREEMENT
SERIES F

         WHEREAS, Firearms Training Systems, Inc., a Delaware corporation (the "Company"), previously granted to Robert Mecredy (the "Optionee"), as of April 1, 2000, an option to purchase 240,000 shares of its Class A Common Stock, $0.000006 per share par value, pursuant to the provisions of the Firearms Training Systems, Inc. Stock Option Plan (the "Plan") and upon and subject to the terms and conditions set forth in the Series F Stock Option Agreement (the "Option Agreement");

         WHEREAS, pursuant to Section 1.2 of the Plan, the Stock Option Sub-Committee of the Compensation Committee of the Board of Directors of the Company (the "Committee") has been appointed by the Board of Directors of the Company to administer the Plan;

         WHEREAS, pursuant to Section 1.2 of the Plan, the Committee has the power and authority to determine terms and conditions of the options granted under the Plan, including the number of shares subject to each option, the time and conditions of exercise of such option and the form of the option agreement;

         WHEREAS, the Committee has determined that it is advisable to amend the Option Agreement in certain respects; and

         WHEREAS, the Optionee has agreed that it is advisable to amend the Option Agreement in certain respects.

         NOW, THEREFORE, the Option Agreement hereby is amended in the following respects:

         1. Subsection (a) of Section 2.2 is amended by deleting "subsections
(b) - (d)" and substituting therefor "subsection (b)".

         2. Subsections (b) and (c) of Section 2.2 are deleted in their entirety.

         3. Subsection (d) of Section 2.2 is amended by deleting such subsection in its entirety and substituting the following in lieu thereof:

                  "(b) If the Optionee's employment with the Company terminates for any reason, the Option shall continue to become exercisable in accordance with Section 2.2(a) above and may thereafter be exercised by the Optionee or the Optionee's Legal Representative until the earlier to occur of (i) the date which is the second anniversary of the Optionee's termination of employment and (ii) the Expiration Date; provided that if the Optionee's employment is terminated by the Company for Cause prior to the "Employment Termination Date," as such term is defined in
                  Section 1 of the Confidential Separation Agreement and General Release dated as of May 16, 2001 between FATS, Inc. and the Optionee (the "Separation Agreement"), the Option shall terminate automatically on the date the Board authorizes the Optionee's termination for Cause, and the Optionee shall be subject to the provisions of Section 2.5."

         4. Subsection (e) of Section 2.2 is relettered as subsection (c).

         5. Subsection (a) of Section 2.5 is amended by deleting the words "Sections 6, 7, 8, 9, or 10 of the Employment Agreement or the Optionee is terminated for Cause," and substituting therefor the words "Sections 9, 10, 11, 12 or 13 of the Separation Agreement or the Optionee is terminated for Cause prior to the "Employment Termination Date," as such term is defined in the Separation Agreement,".

                  IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer of the Company and the Optionee has executed this Amendment as of May 16, 2001.



                                       FIREARMS TRAINING SYSTEMS, INC.



                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------



                                       ROBERT F. MECREDY



                                       -----------------------------------------

EXHIBIT C

FIRST AMENDMENT TO THE
FIREARMS TRAINING SYSTEMS, INC. STOCK OPTION AGREEMENT
SERIES H

         WHEREAS, Firearms Training Systems, Inc., a Delaware corporation (the "Company"), previously granted to Robert Mecredy (the "Optionee"), as of April 1, 2000, an option to purchase 240,000 shares of its Class A Common Stock, $0.000006 per share par value, pursuant to the provisions of the Firearms Training Systems, Inc. Stock Option Plan (the "Plan") and upon and subject to the terms and conditions set forth in the Series H Stock Option Agreement (the "Option Agreement");

         WHEREAS, pursuant to Section 1.2 of the Plan, the Stock Option Sub-Committee of the Compensation Committee of the Board of Directors of the Company (the "Committee") has been appointed by the Board of Directors of the Company to administer the Plan;

         WHEREAS, pursuant to Section 1.2 of the Plan, the Committee has the power and authority to determine terms and conditions of the options granted under the Plan, including the number of shares subject to each option, the time and conditions of exercise of such option and the form of the option agreement;

         WHEREAS, the Committee has determined that it is advisable to amend the Option Agreement in certain respects; and

         WHEREAS, the Optionee has agreed that it is advisable to amend the Option Agreement in certain respects.

         NOW, THEREFORE, the Option Agreement hereby is amended in the following respects:

         1. Section 2.1 is amended by deleting the word "seventh" and replacing it with the word "third".

         2. The first sentence of clause (i) of subsection (a) of Section 2.2 is amended by deleting the phrase "(i) Except as provided in Section 2.2(a)(ii) below,".

         3. Clauses (ii) and (iii) of subsection (a) of Section 2.2 and subsections (b) and (c) of Section 2.2 are deleted in their entirety.

         4. Subsection (d) of Section 2.2 is amended by deleting such subsection in its entirety and substituting the following in lieu thereof:

                  "(b) If the Optionee's employment with the Company terminates for any reason, the Option shall continue to become exercisable in accordance with Section 2.2(a) above and may thereafter be exercised by the Optionee or the Optionee's Legal Representative until the Expiration Date; provided that if the Optionee's employment is terminated by the Company for Cause prior to the "Employment Termination Date," as such term is defined in Section 1 of the Confidential Separation Agreement and General Release dated as of May 16, 2001 between FATS, Inc. and the Optionee (the "Separation Agreement"), the Option shall terminate automatically on the date the Board authorizes the Optionee's termination for Cause, and the Optionee shall be subject to the provisions of Section 2.5."

         5. Subsection (e) of Section 2.2 is amended by deleting such subsection in its entirety and substituting the following in lieu thereof:

                  "(c) For purposes of this Agreement, "Cause" shall have the meaning contained in Section 4(c) of the Employment Agreement between the Optionee and FATS, Inc. dated November 1, 2000 (the "Employment
                  Agreement")."

         6. Subsection (a) of Section 2.5 is amended by deleting the words "Sections 6, 7, 8, 9, or 10 of the Employment Agreement or the Optionee is terminated for Cause," and substituting therefor the words "Sections 9, 10, 11, 12 or 13 of the Separation Agreement or the Optionee is terminated for Cause prior to the "Employment Termination Date," as such term is defined in the Separation Agreement,".

                  IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer of the Company and the Optionee has executed this Amendment as of May 16, 2001.



                                       FIREARMS TRAINING SYSTEMS, INC.



                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------



                                       ROBERT F. MECREDY



                                       -----------------------------------------